Investors:	MBS Value Partners, LLC
Betsy Brod, (212) 750-5800

MILLENNIUM CELL ANNOUNCES COMPLETION OF $6 MILLION
PRIVATE PLACEMENT FINANCING

Eatontown, NJ—February 21, 2007 —Millennium Cell Inc. (NASDAQ: MCEL), a leading developer of hydrogen battery technology today announced that it has completed a $6 million private placement of convertible unsecured debentures (the “Unsecured Debentures”) and warrants based on a 35% coverage ratio. The two-year Unsecured Debentures provide for interest at Prime Rate (currently 8.25%), have a stated conversion price of $1.42 per share, which is adjustable upon certain events. The warrants issued with the debentures have an exercise price of $1.14 per share and have a term of three years.

Millennium Cell intends to file a resale registration statement with the Securities and Exchange Commission (“SEC”) within the next forty-five days for the common shares underlying the Unsecured Debentures, the warrants, and shares potentially issuable for interest paid in lieu of cash in accordance with the terms of the Unsecured Debentures. The Unsecured Debentures and the warrants were sold to six unaffiliated institutional and accredited investors.

Millennium Cell filed a Current Report on Form 8-K with the SEC on Friday, February 16, 2007, that sets forth the terms and conditions of the Unsecured Debentures, the warrants and the other related offering documents.

H. David Ramm, Millennium Cell Chief Executive Officer, commented, “We are very pleased to close on this transaction which provides us with the necessary funding to continue our push to commercialization with our partners and licensees and expect to see hydrogen batteries moving towards military and commercial availability in 2008.”

This news release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities mentioned here. The securities described in this release have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirements.

About Millennium Cell
Millennium Cell develops hydrogen battery technology through a patented chemical process that safely stores and delivers hydrogen energy to power portable devices. The borohydride-based technology can be scaled to fit any application requiring high energy density for a long run time in a compact space. The Company is collaborating with leading contractors to meet demand for its patented process in four areas: military, medical, industrial and consumer electronics. For more information, visit http://millenniumcell.com.

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Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered ``forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell’s current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell’s expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell’s ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of its hydrogen fuel storage and delivery system and its business plan; (v) Millennium Cell’s ability to protect its intellectual property; (vi) Millennium Cell’s ability to achieve budgeted revenue and expense amounts; (vii) Millennium Cell’s ability to generate revenues from the sale or license of, or provision of services related to, its technology; (viii) Millennium Cell’s ability to form strategic alliances or partnerships to help promote our technology and achieve market acceptance; (ix) Millennium Cell’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Risk Factors” in Millennium Cell’s Annual Report on Form 10-K for the year ended December 31, 2005.

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